UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 26, 2004

ULTIMATE ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22532	84-0585211
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation or Organization)	File Number)	Identification No.)

321 West 84th Avenue, Suite A, Thornton, Colorado 80260
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (303) 412-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 26, 2004, during its second quarter earnings conference call, Ultimate Electronics, Inc. (the “Company”) disclosed a dollar amount representing how much the Company was in excess of its EBITDA covenant (“Covenant EBITDA”) in its Fourth Amended and Restated Loan and Security Agreement, dated July 27, 2004 (the “Credit Agreement”).  The Credit Agreement includes a covenant that requires the Company to have a minimum cumulative Covenant EBITDA that begins on April 1, 2004 and is calculated on a cumulative monthly basis until February 1, 2005.  Starting February 1, 2005, the Covenant EBITDA is calculated on a trailing twelve month basis.  Covenant EBITDA is defined as consolidated net earning (or loss), minus extraordinary gains, plus non-cash impairment losses, interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”).

Under the Credit Agreement, the Covenant EBITDA is required to be not less than negative $6.5 million.  As of July 31, 2004, the Covenant EBITDA was negative $5.1 million, resulting in a $1.4 million excess, or “cushion,” which number was incorrectly stated on the earnings conference call as $1.8 million.

Below are reconciliations of Net Loss to Covenant EBITDA and Covenant EBITDA to Cash Flows from Operating Activities.  Cash Flows from Operating Activities is the most directly comparable GAAP measure to Covenant EBITDA:

	Four Month Period ended July 31, 2004
	(in thousands, unaudited)
Reconciliation of Net Loss to Covenant EBITDA
Net Loss	$(18,859)
Adjustments:
Extraordinary gain	—
Non-cash impairment loss	7,745	(1)
Interest	821
Taxes	(1,722	)(2)
Depreciation	6,922	(3)
Covenant EBITDA	$(5,093)

Reconciliation of Covenant EBITDA to Cash Flows from Operating Activities
Covenant EBITDA	$(5,093)
Adjustments:
Interest	(821)
Net change in assets and liabilities	24,036
Cash flows from operating activities	$18,122

(1)          Includes an asset impairment charge of $.9 million for three under-performing stores and a reversal of a previously-recognized deferred tax benefit of $6.9 million (a deferred tax benefit of $5.1 million recognized in the first quarter ended April 30, 2004, and a deferred tax asset of $1.8 million as of January 31, 2004).

(2)          Amount represents the tax benefit recognized in April 2004.

(3)          Excludes an asset impairment charge of $.9 million for three under-performing stores.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTIMATE ELECTRONICS, INC.
(Registrant)

Date: August 31, 2004	By:	/s/ DAVID A. CARTER
David A. Carter, Senior Vice President — Finance and Chief Financial Officer